EXHIBIT 99.2

SECOND AMENDMENT TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 23rd day of June, 2008, by and between SILICON VALLEY BANK (“Bank”) and CONCURRENT COMPUTER CORPORATION, a Delaware corporation (“Borrower”) whose address is 4375 River Green Parkway, Suite 100, Duluth, Georgia 30096.

Recitals

A.           Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 22, 2006, (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to permit the Borrower to repurchase up to $2,500,000 of its capital stock.

D.           Bank has agreed to such request, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.	Amendment to Loan Agreement.
7.7    Investments; Distributions.   (a) Directly or indirectly make any Investment other than Permitted Investments and Investments in Subsidiaries, net of returns on Investments received from Subsidiaries, not to exceed $1,000,000 during any fiscal year, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of $500,000 per fiscal year; and (iv) Borrower may repurchase shares of its common stock provided that (i) such purchase is made at not more than the market price of such stock; (ii) at the time of such purchase, and giving effect thereto, there shall be no Event of Default; and (iii) the aggregate amount paid for such purchases does not exceed $2,500,000.00.

3.            Limitation of Amendments.
3.1           The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank or Borrower may now have or may have in the future under or in connection with any Loan Document.
3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5           The execution and delivery of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.
4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower or any of its Subsidiaries, except as already has been obtained or made; and
4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.            Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
6.            Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of the Subsidiary Ratification Agreement substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, (c) Bank’s receipt of the Subordination Agreement Ratification substantially in the form attached hereto as Schedule 2, duly executed and delivered by each signatory thereto, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered under seal as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Anthony Barkett

Name:	Anthony Barkett

Title:	Vice President

BORROWER

CONCURRENT COMPUTER CORPORATION

By:	/s/ Emory O. Berry

Name:	Emory O. Berry

Title:	CFO